Exhibit 99.1

Capital Markets Day De c em b er 16, 2021

Julie Stewart Vice President, Investor Relations

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Agenda

- **Ed Bastian** Chief Executive Officer
  Accelerating Our Climb
- **Glen Hauenstein** President
  Delta – The Premium Airline Brand
- **Alain Bellemare** President - International
  Building A Global Future
- **Dan Janki** Chief Financial Officer
  Creating Long-Term Value
- **Fireside Chat: Ed Bastian and Stephen Squeri**
  The Power Of The DAL/AXP Partnership

Safe Harbor 3 Statements made in this presentation that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future, should be considered “forward - looking statements” under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. All forward - looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments and strategies reflected in or suggested by the forward - looking statements. These risks and uncertainties include, but are not limited to, the material adverse effect that the COVID - 19 pandemic is having on our business; the impact of incurring significant debt in response to the pandemic; failure to comply with the financial and other covenants in our financing agreements; the possible effects of accidents involving our aircraft or aircraft of our airline partners; breaches or lapses in the security of technology systems on which we rely; disruptions in our information technology infrastructure; our dependence on technology in our operations; our commercial relationships with airlines in other parts of the world and the investments we have in certain of those airlines; the effects of a significant disruption in the operations or performance of third parties on which we rely; failure to realize the full value of intangible or long - lived assets; labor issues; the effects of weather, natural disasters and seasonality on our business; the cost of aircraft fuel; the availability of aircraft fuel; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; failure to comply with existing and future environmental regulations to which Monroe’s refinery operations are subject, including costs related to compliance with renewable fuel standard regulations; our ability to retain senior management and other key employees, and to maintain our company culture; significant damage to our reputation and brand, including from exposure to significant adverse publicity; the effects of terrorist attacks, geopolitical conflict or security events; competitive conditions in the airline industry; extended interruptions or disruptions in service at major airports at which we operate or significant problems associated with types of aircraft or engines we operate; the effects of extensive government regulation we are subject to; the impact of environmental regulation, including increased regulation to reduce emissions and other risks associated with climate change, on our business; and unfavorable economic or political conditions in the markets in which we operate or volatility in currency exchange rates. Additional information concerning risks and uncertainties that could cause differences between actual results and forward - looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10 - K for the fiscal year ended December 31, 2020 and our Quarterly Report for the quarterly period ended September 30, 2021. Caution should be taken not to place undue reliance on our forward - looking statements, which represent our views only as of the date of this presentation, and which we undertake no obligation to update except to the extent required by law.

4 4 Accelerating Our Cli m b Ed Bastian Ch i ef Execut i ve Off i cer

Five Key Takeaways

1	Competitive Advantages	Delta's actions during the pandemic further strengthened its competitive advantages and enhanced its position as a **trusted consumer brand**
2	Industry Leadership	Delta is **leading the industry** operationally and financially by demonstrating agility, operational excellence and discipline
3	Brand Preference	Delta continues to **elevate the customer experience** through its best-in-class service and by investing across the travel ribbon, enhancing brand preference and loyalty
4	Earnings Power	Delta expects to deliver **meaningful profitability in 2022** on its path to improved earnings power beyond pre-pandemic levels by 2024
5	Financial Foundation	Delta's top financial priority is restoring its financial foundation, with a focus on efficiency and cash generation to **achieve investment grade metrics by 2024**

5

Our Competitive Advantages And Brand Have Strengthened Financial Foundation Global N e t w o r k People and Culture O p e r a t i o n a l Reliability C us t o m e r Loyalty Unparalleled Competitive Advantages Support Our Trusted Consumer Brand 6

People And Culture – Powering The Delta Difference x Dedicated and experienced team, including 9,000 new employees, that continue to deliver the best performance in the industry x Avoided pandemic furloughs with high percentage of workforce participating in voluntary programs x Highly en gaged employees that conti n ue to p ut t he c us tome r first and power the Delta Difference x Hiring of industry’s first Chief Health Officer x Committed to closing diversity gaps and promoting diversity initiatives Protecting Our People And Our Culture 7

8 Operational Reliability – Excellence That Sets Delta Apart 5,325 22,517 23,922 33,901 Cancellations By Airline 1 November 2021 YTD 99 . 6% 97 . 7% 97 . 9% 98 . 0 % C o m p l e t i o n F a c t o r 88.7% 85.2% 82.4% 80.4% 75.9% On Time Arrival By Airline 2 November 2021 YTD Delta Pre - Covid Record 1 System cancellations 2 Mainline Domestic arrival within 14 minutes per U. S. DOT reporting requirements; Delta Pre - Covid defined as January – November 2019 Widened Our Operational Lead Through The Pandemic

9 Global Network – Strengthened And Accelerated Footprint Do m estic ▪ Improved local share in both core and coastal hubs by 3 points ▪ Accelerated generational airport investments in largest revenue centers International ▪ Maintained and supporting our partners through restructuring ▪ Fast - tracked roll out of Delta Premium Select across our widebody fleet Fleet ▪ Accelerated fleet simplification by ~4 years and removed two fleet families ▪ Retired 200 of our oldest, least efficient aircraft

10 48 58 2019 2021 YTD Customer Loyalty – The Power Of The Delta Brand Domestic Net Promoter Score Customer Engagement 1 Domestic Corporate Share 2 30% 31% 32% 35% 2015 - 2018 2019 2020 2021E +10 Point Improvement in NPS vs. 2019 Record Customer Engagement With The Brand Domestic Corporate Share ~15 Points Higher Than Seat Share Co - Brand Spend 122% Co - Brand Acquisitions 111% SkyMiles Acquisitions 112% Fly Delta App Downloads 110% Widely Recognized As The Airline Of Choice 1 Data for November month 2021 vs. November 2019 2 Source: PRISM

Delta Continues To Outperform Peers On Key Financial Metrics



Adj. Non-Fuel Unit Cost (3Q21 TTM)
Non-Fuel CASM[1], US Cents
14.15¢
13.97¢
12.09¢
10.56¢
+24%
+37%
+11%
+15%
vs. 2019



Adj. Pre-Tax Income (2H21)[2]
$ Billions
$0.4
$(0.2)
$(1.3)
$(2.2)
+2%
(2)%
(8)%
(12)%
Adj. Pre-Tax Margin

[1] Reported adjusted Non-Fuel CASM as defined by each carrier
[2] Reported adjusted 3Q21 pre-tax income and 4Q21E FactSet consensus as of 12/10/21 for UAL, AAL, LUV
Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

11

12 Well Positioned To Manage Continued Volatility I N D U S T R Y SUPPLY F U E L & INFLATION V A R I A N T RISK Approach to Managing Volatility x Measured and agile approach to capacity deployment x Fleet strategy gives us flexibility to optimize in a changing environment x Well positioned to recapture fuel price increases given brand preference and premium strategy x Growing high - margin and resilient revenue streams x Productivity and efficiency enhancements across the organization

Building Momentum For The Next Phase Of The Recovery

	Near-Term Trends	Medium to Long-Term Trends
Consumer	▪ Pent-up demand is evident ▪ Impact of each variant on demand has been diminishing ▪ Choppiness continues as international travel restrictions evolve	▪ Healthy economy and record consumer savings rates ▪ Rising demand for premium brands ▪ High value leisure emerging as a growing segment ▪ International demand expected to rebound as travel restrictions lift
Business	▪ Recovery tied to return to office ▪ Small and medium businesses leading the recovery	▪ Strong economic growth supports travel demand recovery ▪ New ways of work promote flexibility and mobility

Consumer Spending vs. 2019[1]



2020
2021
2022
2023
2024
Spending on services recovers in 2022
Total Consumption
Services
Durable Goods
Nondurables

US GDP vs. 2019[1]



2.1%
6.7%
9.6%
12.7%
2021
2022
2023
2024

As The Premium Brand Of Choice And With Proven Competitive Advantages, Delta Is Uniquely Positioned As International And Business Demand Continues To Recover

[1] Source: IHS Markit as of 12/6/21

13

Path To Full Recovery By 2023

Near-Term Financial Priorities

- Achieve sustained and significant profitability and cash generation
  - Grow revenue premium
  - Drive competitive cost structure
- Reduce debt and invest in our people and future

Guidance On Key Metrics

	2022E	2023E
Capacity vs. 2019	~90%	~100%
Non-Fuel CASM vs. 2019	Up 7 to 10%	Up Low to Mid Single Digits
CapEx	~$6 Billion	~$5.0 to $5.5 Billion

Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

14

2024 Financial Targets And Value Creation Framework

2024 Financial Targets	
Adj. Revenue	>$50B
Adj. Earnings per Share[1]	>$7.00
Free Cash Flow	>$4B
Balance Sheet	Adj. Debt / EBITDAR 2.0 to 3.0x Adj. Net Debt $15B



Delta People and Brand
Return on Invested Capital
Industry-Leading Margins
Thoughtful Capital Allocation

Confident In Ability To Improve Financial Results Beyond Record 2019 Levels

[1] Assumes tax rate of 24%, 645 million shares outstanding and fuel price of $2.20 - $2.30 per gallon
Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

15

Strategic Priorities On Path To Recovery 16 Strengthening Our Trusted Consumer Brand Restoring Our Financial Performance Building A Better Future For Our People And Planet ▪ Rebuild scale and drive efficiency ▪ Deliver mid - teens operating margins and strong operating cash flow ▪ Reduce debt and return to investment grade metrics ▪ Put our people first and invest in their wellness ▪ Arm our people with technology and data to innovate and deliver for the customer ▪ Boldly pursue Delta’s Flight to Net Zero SM sustainability commitment and closure of diversity representation gaps ▪ Continue to prioritize health and safety of our customers ▪ Invest in the customer experience across the travel ribbon ▪ Deliver best - in - class operational reliability and service Our Ambition Is To Transcend The Industry And Deliver Financial Outcomes That Create Significant Long - Term Value

1 7 1 7 Delta – The P r emium Airl i ne Bra n d Glen H auenst e in President

20% Mar 30% 40% 50% 60% 70% 80% 90% 100% Apr May Jun Jul Aug 2021 Sep Oct Nov Dec Measured Approach To Managing Demand Environment 18 TSA Volume, DAL and OA Capacity vs. 2019 1 1 Capacity defined as sellable seats, using a 7 - day rolling average; OA defined as AAL, UAL, LUV, ALK, JBLU and SAVE Note: Adjusted for special i tems; non - GAAP f inancial measures reconciled in Appendix Lifting of Middle Seat Blocks DL Sellable Seats OA Sellable Seats TSA Volume ▪ Expect December Quarter 2021 total adjusted revenue to be 74% recovered versus 2019 ▪ Results driven by strong consumer demand around Holidays with yields >2019 levels ▪ International demand improved post - lifting of 212(f) restrictions ▪ Near - term bookings slowing in markets with new restrictions due to Omicron ▪ Measured capacity deployment critical to managing near - term volatility

19 ~25% ~60 - 65% ~60% >100% Business Consumer Business Consumer Next Phase Of Recovery Driven By Return Of Business And Int’l 2021 Exit Rate 1 Domestic International 1 2021 exit rate is December sold passenger volumes vs. 2019 ▪ Delta is well positioned to capitalize on a changing demand environment ▪ Business recovery expected to accelerate in 2022 as offices continue to re - open ▪ Expect international recovery to continue once restrictions ease with pent - up demand evident

Extending Our Commercial Advantage

Commercial Strategy Pillars

Investing In Premium Products
- Premium resilience leading the recovery
- Responding to increasing premium demand
- Driver of high revenue and margin growth

Growing Loyalty Ecosystem
- Providing value proposition to our customers
- Loyal customers exhibit higher engagement
- Loyal customers spend more on Delta

Increasing Revenue Diversification
- Proven resilience through the pandemic
- Enabler of sustained revenue premium
- Leverage the Delta platform



112%
70%

Total unit revenue premium vs. peers[1]

Repeat buyers of premium product

Building On Multi-Year Efforts To Extend Our Advantages Positions Delta As The Global Industry Leader

[1] 3Q21; peer group defined as AAL, UAL, LUV, ALK and JBLU

Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

20

21 Demand For Premium Product Propels Our Strategy Domestic First Class Paid Load Factor 55% 63% High 60% 2014 2019 20 24E Premium Product Resilience Has Led Us Through The Recovery Premium vs. Main Cabin Margin Main Cabin Margin Premium Ca bin Margin 10+ pt. differe n tial in margin Premium Revenue Mix 24% 32% 36%

22 Fleet Transformation Driving Efficiency And Elevating The Product Evolution of Fleet Gauge 97 150+ 131 2009 Fleet fa mi l i e s 15 2021 Future State 11 8 Growth in Premium Seats 1 2009 Pr em i u m mix 9% Pr e mium Se a ts M a i n C abin Se a ts 2021 Future State 27% 30%+ 1 Count of premium and main cabin seats, indexed to 100 in 2009

Investing In The Customer Experience Across The Travel Ribbon

Shopping



- Modernized display platforms
- Simple, personalized travel requirements
- Offering the right product, at the right time across all channels

Booking



- Advancing digital footprint and experience
- Streamlining transactions enabling easier purchases
- Value-based distribution partnerships

Post-Purchase



- Flexible Policies
- Improving digital self-service capabilities
- Launched the Delta FlyReady^{SM} hub providing step-by-step information for international travel

Airport



- Developing best-in-class airport facilities
- Delivering premium Delta Sky Club experiences
- Ensuring convenient, seamless experience from lobby to gate

In-Flight



- Extending our lead in operational performance
- Providing warm and personal service
- Investing in premium products, improved Wi-Fi and seatback entertainment

An Elevated Customer Experience Enabled By The Best People In The Industry Creates Higher Engagement With The Delta Brand

23

Growing Our Loyalty Base Drives High-Margin Revenue

1 Grow Membership And Personalize Engagement

- Generating record SkyMiles acquisitions
- Achieving record downloads of Fly Delta app

2 Make SkyMiles Currency More Valuable

- Extending status and benefits
- Partnering with premier brands like Lyft and Airbnb



3 Deliver Exceptional Service

- SkyMiles awarded #1 spot among global airlines in U.S. News & World's Report ranking of loyalty programs in 2021
- Investing in new Delta Sky Club lounges

4 Achieve "Most Valuable Co-Brand Card"

- Powerful partnership with Amex
- Co-Brand acquisitions recovered to 2019 levels as of November
- Co-Brand spend in excess of 2019 levels

5 Accelerate High-Margin Revenue

- Investing in acquisition of Co-Brand cardholders
- Partnering with American Express to target small and medium businesses by leveraging SkyBonus program

24

25 The Power Of The Delta And American Express Partnership ~$3 ~ $4 ~ $4 > $5 $7 2017 2019 2021E 2022E 2024E Higher Contribution Primarily Driven By Accelerating Acquisitions And Strong Spend Growth Delta - American Express Contribution ($B) Growth Opportunity Less than 1/3 of our SkyMiles members have a Co - Brand credit card Profile Of Co - Brand Cardholders Trips / Year Avg. Spe n d vs. Non - Member ~ 6 ~ 4 - 5x

26 20% 21% 25% 24% 32% 36% 56% 47% 39% 20 1 4 20 1 9 20 2 4E Leveraging Our Platform To Expand Our Revenue Ecosystem Main Cabin A d j us t e d Total Revenue >$50B Premium Products O t h e r 1 1 Includes loyalty program, MRO and other ancillary, cargo, and travel - related services Note: Adjusted for special i tems; non - GAAP f inancial measures reconciled in Appendix Growth Opportunities Loyalty: Investing in product, marketing and capabilities accelerates loyalty revenue growth Cargo: Leverage growing widebody capacity while increasing share of premium product MRO: Increasing engine volume with expansion of component line of business under long - term contracts Other Travel Revenue: Growing other revenue through expanded Delta Vacations packages, gift cards, car rentals, hotels and trip insurance ~$47B ~$40B

Leveraging Strengths Of Our Industry-Leading Domestic Network


SEA
BOS
MSP
DTW
NYC
SLC
LAX
ATL

Core Hubs

- Strong local passenger share
- High penetration of Delta loyalists
- Competitive cost position
- Extending gauge lead, driving efficiency


ATL


NYC

Coastal Hubs

- Presence in large revenue markets
- Growing relevance in international gateways
- Elevating the customer experience by accelerating airport projects
- Deploying newest aircraft and products

Core Hubs Are Our Economic Engine Driving Industry-Leading Profitability And Coastal Hubs Are Enablers Of Premium And International Growth

27

Unmatched Scale And Opportunity In International Strong Delta Foundation Renewed Wid e body Fle et Structural Change To Landscape Stronger Partners And Unique JV Structure Next - Gen aircraft with full suite of products, enhanced cargo capability and fuel efficiency More rational landscape in all international entities Partners that will emerge from restructuring in a stronger position Growing brand preference, strong relevance in Domestic markets and improving coastal presence Significant International Margin Upside vs. 2019 28

Buil d ing A Global F u ture Alain Bellemare Presid e nt - In t ernatio n al

Best International Platform For Long - Term Profitable Growth Transatlantic Unique profit - sharing approach aligning JV partner incentives #1 North Ameri ca To Europe JV 1 #1 Trans pacific J V Hub In Seou l 2 #1 Mexi c o and South American JVs 1 Americas Pacific T h e # 1 G l o b a l N e t w o r k 1 Based on 2019 ASMs to/from U. S.; LATAM JV pending regulatory approval 2 B a s e d o n c o nne c t i v i t y t o S o u t he a s t A s i a ( 201 9 ) 30

World’s Leading Equity Partner Portfolio Best - in - Class Partners Emerging Stronger Structural Cost Revamped Reduction Fleet Improved Strengthened Balance Sheet Competitive Position Valuable Shanghai & Beijing Access Premier South American Franchise Largest U.S. – Mexico JV Gold Standard JV in Transatlantic World - Class Gateway to Asia Critical Access to UK Atlantic Americas Pacific 31

Unique Equity Strategy Unlocks Synergy Opportunities

Impressive Global Scale
2019 Portfolio Equivalent To 3x Delta's Size



Equity Partners
Delta
~600M Passengers
~1000 Destinations
3000+ Aircraft
$100B+ Spend / yr

Joint Scale Drives Synergy Opportunities

- Seamless Customer Experience
- Enhanced Loyalty Offering
- Strategic Sourcing / Investment
- Ancillary Businesses (MRO / Cargo)
- Sustainability and Innovation

32

International Margins Will Continue To Expand Margin Growth Drivers 20 1 4 20 1 9 Target I m pro v e ment to D o mes t ic L evels Renewed Next - Gen Fleet Premier Global Hub Structure Premium Product Expansion Equity Enhanced Value Improved Competitive Landscape Strong Partner Portfolio Value Evolution Over Time 99% 102% 100% 2014 2019 Delta’s International Margin Growth Delta’s International PRASM Index 33

Creating Long - Term Value Dan Janki Chief Financial Officer

35 Reduce adjusted net debt to $15 billion by 2024 while strategically reinvesting for growth and productivity Unit revenue premium and competitive cost structure expected to drive industry - leading margins and strong operating cash flow Efficiently rebuild the airline, capture fleet renewal benefits and drive operating leverage to produce a competitive cost structure Financial Priorities For Value Creation 1 Cost Performance 3 Capital Allocation 2 Cash Generation Produce Mid - Teens Return on Invested Capital Note: Adjusted for special i tems; non - GAAP f inancial measures reconciled in Appendix

2024 Financial Targets

2024 Financial Targets		2024 Metrics And Assumptions
Adj. Revenue	>$50B	▪ Capacity 100%+ vs. 2019 ▪ Healthy growth in diverse revenue
Adj. Earnings per Share[1]	>$7.00	▪ Non-Fuel CASM[2] up low-single digits vs. 2019 ▪ Operating Margin in Mid Teens
Free Cash Flow	>$4B	▪ Operating cash flow >$9 billion ▪ CapEx of ~$4.5 to $5 billion
Balance Sheet	$15B Adj. Net Debt Investment Grade Metrics	▪ Adj. Debt / EBITDAR of 2.0x to 3.0x ▪ Fully-funded pensions on GAAP basis

[1] Assumes tax rate of 24%, 645 million shares outstanding and fuel price of $2.20 - $2.30 per gallon
[2] Non-Fuel CASM excludes fuel and profit-sharing expense, includes ancillary business expense
Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

36

Progression Of Non - Fuel Unit Costs Non - Fuel CASM 1 vs. 2019 10.88 ₵ Up ~11% Up 7% - 10% Up low to mid sing le di g its Up low sing le di g its 2019 2021E 2022E 2023E 2024E Capacity vs. 2019 71% ~90% ~100% 100%+ Non - Fuel CASM excludes fuel and profit - sharing expense, includes ancillary business expense 2 37 Note: Adjusted for special i tems; non - GAAP f inancial measures reconciled in Appendix

Non-Fuel Cost Framework And Drivers

		Non-Fuel CASM Impact vs. 2019		
		2021E	2022E	2024E
Transition	Costs required to re-build and restore our network and operation	~4 pts	~1-2 pts	~Flat
Underlying Business	Scale, fleet-related, maintenance, suppliers and Delta workforce	~6 pts	~5-6 pts	~(1) pt
Investments	Investments support elevated customer experience, premium brand focus and growth in diverse revenue streams	~1 pt	~1-2 pts	~3 pts
	Non-Fuel CASM vs. 2019	Up ~11%	Up 7-10%	Up low-single digits
	Capacity vs. 2019	71%	~90%	100%+

Underlying Business Returns To 2019 Non-Fuel CASM Levels By 2024 On Improved Scale And Efficiency

Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

38

Transition Costs Moderate As We Approach 2019 Scale

Recovery-Related / Transition Costs and Drivers


~$900M
1H22: ~60%
2H22: ~40%
~$380M
$0M
2021E
2022E
2023E

	2021E	2022E	2023E
Non-Fuel CASM vs. 2019	~4 pts	~1-2 pts	-
Aircraft Activations	~130	~40	-

- Aircraft Reactivation
- Hiring 9,000 in 2021
- Training & Overtime
- Reservations Volume

Transition | Underlying Business | Investments

Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

39

Multiple Factors Impacting Underlying Business Non - Fuel CASM Impact vs. 2019 2021E 2022E 2024E ~4 pts ~(4) pts U n de r l y i n g B us i n e s s N o n - F u e l C A S M v s . 201 9 ~6 pts ~5 - 6 pts ~(1) pt Scale ~13 pts Impact of capacity, asset utilization, efficiency, entity mix and selling - related expense Fleet - Related ~(1) pts ~(1) pts ~(2) pts Upgauging and simplification savings Suppliers & Delta Workforce ~1 - 2 pts ~ 1 pt ~4 p ts Inflation, wage and benefit increases offset by centralized procurement and voluntary departure and retirement program Maintenance ~ 1 pt ~(7) pts 1 ~ 1 pt Mainline and regional fleet maintenance, including parts and labor Underlying Business T r a ns it i o n Investments 40 1 2021 Maintenance CASM 7 % below 2019 due to depressed f lying levels during the pandemic, transition Note: Adjusted for special i tems; non - GAAP f inancial measures reconciled in Appendix t o 20 1 9 le v e l i n 2 02 2 a s f l y i n g i n c r e a s e s

Driving Operating Leverage And Efficiency As We Scale

Improving Efficiency[1]



Workforce Productivity
Aircraft Utilization
87%
87%
100%+
~100%
2021E
2024E

Impact of Scale on Non-Fuel CASM vs. 2019

	2021E	2024E
Impact of Scale on Non-Fuel CASM vs. 2019	+13%	(4)%

- As we rescale, we will drive operating leverage on fixed costs and improve efficiency across our workgroups
- Scale and efficiency expected to inflect to tailwind vs. 2019 as capacity is fully restored and assets are utilized

Transition | **Underlying Business** | Investments

[1] Workforce productivity defined as ASMs/FTEs vs. 2019; Aircraft utilization defined as block hour/aircraft vs. 2019
Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

41

Fleet Transformation Drives Significant Multi-Year Benefit

- Premium seat growth continuing to outpace main cabin
- Expect 2024 gauge to be 6 points higher than 2019
- Expect 2024 fuel efficiency to be 8% better than 2019[1]

Driving Significant Value vs. 2019



Fuel Savings
Non-Fuel Savings
Revenue
$400M
~$650M
~$1.3B
2021E
2022E
2024E

Non-Fuel CASM vs. 2019 ~(2) pts

Benefits Of Accelerated Fleet Renewal
Superior Onboard Product | Better Margins | Lower Emissions

Transition | **Underlying Business** | Investments

[1] Fuel efficiency defined as gallons per ASM
Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

42

Investing In The Customer Experience And Diversifying Revenue

Investment Drivers

Airport Facilities	Accelerated redevelopment of key airports to improve customer experience, operations and market position
Clean	Industry-leading cleanliness standards through Global Clean organization
Technology	Modernization and improved automation drive efficiency and enhanced experience
Diverse Revenue Streams	Investing to support revenue growth in MRO and Cargo

Non-Fuel CASM Impact From Investments vs. 2019



~1-2 pts
~3 pts
2022E
2024E

Transition | Underlying Business | **Investments**

Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

43

Margin And Cash Flow Focus Underpins Our Financial Success

- Measured capacity, premium focus and increasing revenue diversity support growing unit revenue premium
- Focused on driving competitive cost structure to support industry-leading margins
- Growing American Express contribution and unique international upside opportunities support higher margins and operating cash flow

Operating Margin



~13.5%
Mid teens
2017 - 2019 Avg.
2024E

Operating Cash Flow



~$7.5B
>$9B
2017 - 2019 Avg.
2024E

Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

44

Restoring Our Balance Sheet 2.0x 2.0 x – 3.0x 2017 - 2019 Av g . 2024E Adj. Debt/EBITDAR ~$21B ~$15B 2021E 2024E Adj. Net Debt GAAP net pension liability L i q u i d i t y 1 ~$14B ~$5 - 6B ($6B) $0B No Equity Dilution During The Pandemic Enables Shareholders To Fully Participate In Upside Liquidity includes cash and cash equivalents, short - term investments and undrawn revolving credit facilities 1 45 Note: Adjusted for special i tems; non - GAAP f inancial measures reconciled in Appendix

Strategically Investing To Extend Our Leadership Position % A i r c r a f t / M o d s C a p E x 2017 - 2019 Av g . 2020 2021E 2022E 2023E 2024E ~ $ 5 . 0 $ 2 . 2 ~ $ 2 . 9 ~ $ 6 . 0 2 3 1 Pre - Covid Avg. CapEx Covid - Induced Deferred Spend Restore to Pre - Covid CapEx Levels Capital Expenditures $Billions ~ $ 5 . 0 - $ 5 . 5 ~ $ 4 . 5 - $ 5 . 0 80% 78% ~75% 75% to 80% 46 Note: Adjusted for special i tems; non - GAAP f inancial measures reconciled in Appendix

Maintaining Flexibility And Remaining Nimble Through Recovery

Approach to Managing Volatility

- ✓ Measured and agile approach to capacity deployment
- ✓ Fleet strategy gives us flexibility to optimize in a changing environment
- ✓ Well positioned to recapture fuel price increases given brand preference and premium strategy
- ✓ Growing high-margin and resilient revenue streams
- ✓ Productivity and efficiency enhancements across the organization

- Fleet flexibility is our largest lever
- Flex fleets, aircraft utilization and network deployment are levers to rebalance capacity
  - We have >150 flex fleet aircraft across 767-300s, 717s, CRJ200s that can flex capacity up or down
- Paying cash for aircraft to rebuild unencumbered asset base to ~$20 Billion by 2023[1]

[1] Includes aircraft, spare parts, engines and additional borrowing capacity

47

Value Creation Framework Positioned To Deliver Industry - leading Margins And Return To Investment Grade Metrics Return on Invested Capital Delta People and Brand T h o u g h t f u l Capital Allocation I n d us t r y - L e a d i n g Margins 48 48

Five Key Takeaways

1	Competitive Advantages	Delta's actions during the pandemic further strengthened its competitive advantages and enhanced its position as a **trusted consumer brand**
2	Industry Leadership	Delta is **leading the industry operationally** and financially by demonstrating agility, operational excellence and discipline
3	Brand Preference	Delta continues to **elevate the customer experience** through its best-in-class service and by investing across the travel ribbon, enhancing brand preference and loyalty
4	Earnings Power	Delta expects to deliver **meaningful profitability in 2022** on its path to improved earnings power beyond pre-pandemic levels by 2024
5	Financial Foundation	Delta's top financial priority is restoring its financial foundation, with a focus on efficiency and cash generation to **achieve investment grade metrics by 2024**

49

The Power Of The DAL / AXP Partner s hip CEO Fireside Chat Ed Bastian, Chief Executive Officer Delta Air Lines Stephen Squeri, Chairman and Chief Executive Officer American Express

Non-GAAP Financial Measures

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this update to the most directly comparable GAAP financial measures. Reconciliations may not calculate due to rounding.

While we are able to reconcile forward looking non-GAAP financial measures related to 2021, we do not reconcile future period measures (i.e., beyond 2021) because the adjusting items such as those used in the reconciliations below will not be known until the end of the indicated future periods and could be significant.

51

Non-GAAP Financial Measures

Pre-Tax Income, adjusted and Pre-Tax Margin, adjusted. In the current period, pre-tax income, adjusted and pre-tax margin, adjusted exclude the following items directly related to the impact of COVID-19 and our response for comparability with the prior period:

•	Government grant recognition. We recognized $1.8 billion of the grant proceeds from the payroll support program extensions as contra-expense during the September quarter 2021. We recognized the grant proceeds as contra-expense based on the periods that the funds were intended to compensate and fully used all proceeds from the payroll support program extensions as of the end of the September quarter 2021.

•	Impairments and equity method losses. These adjustments relate to recording our share of the losses recorded by our equity method investees.

•	Loss on extinguishment of debt. This adjustment relates to the early termination of a portion of our debt.

We also regularly adjust pre-tax income and pre-tax margin for the following item to determine pre-tax income, adjusted and pre-tax margin, adjusted for the reason described below:

•	MTM adjustments on investments. Unrealized gains/losses result from our equity investments that are accounted for at fair value in non-operating expense. These gains/losses are driven by changes in stock prices, other valuation techniques for investments in companies without publicly-traded shares and foreign currency fluctuations. Adjusting for these gains/losses allows investors to better understand and analyze our core operational performance in the periods shown.

	Pre-Tax Income	Pre-Tax Margin
	(Projected)	(Projected)
	Six Months Ended	Six Months Ended
(in billions, except margin data)	December 31, 2021	December 31, 2021
GAAP	~1.2	~6%
Adjusted for:
Government grant recognition	~(1.8)	~(10%	)
Impairments and equity method losses	~0.3	~2%
Loss on extinguishment of debt	~0.2	~1%
MTM adjustments on investments	~0.5	~3%
Non-GAAP	~0.4	~2%

52

Non-GAAP Financial Measures

Non-Fuel Unit Cost or Cost per Available Seat Mile, adjusted ("CASM-Ex"). In the current period, CASM-Ex excludes the following items directly related to the impact of COVID-19 and our response: restructuring charges, as discussed below, and government grant recognition, as discussed above under the heading pre-tax income, adjusted.

•	Restructuring charges. During 2020, we recorded restructuring charges for items such as fleet impairments and voluntary early retirement and separation programs following strategic business decisions in response to the COVID-19 pandemic. During 2021, we recognized adjustments to certain of those restructuring charges, representing changes in our estimates.

We also regularly adjust CASM for the following items to determine CASM-Ex for the reasons described below:

•	Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes allows investors to understand and analyze our non-fuel costs and year-over-year financial performance.

•	Third-party refinery sales. We adjust for refinery sales to third parties because this activity is not related to our airline segment. CASM-Ex therefore provides a more meaningful comparison of CASM from our airline operations to the rest of the airline industry.

•	Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

•	Delta Private Jets adjustment. Because we combined Delta Private Jets with Wheels Up in January 2020, we have excluded the impact of Delta Private Jets from 2019 results for comparability.

	Year Ended		Trailing Twelve
	(Projected)		Months Ended
(in cents)	December 31, 2021	December 31, 2019	September 30, 2021
CASM	~14.30	14.67	13.18
Adjusted for:
Restructuring charges	–	–	(0.23)
Government grant recognition	~2.30	–	3.27
Aircraft fuel and related taxes	~(2.85)	(3.10)	(2.67)
Third-party refinery sales	~(1.70)	(0.04)	(1.47)
Profit Sharing	–	(0.60)	–
Delta Private Jets adjustment	–	(0.06)	–
CASM-Ex	~12.05	10.88	12.09

53

Non-GAAP Financial Measures

Total Revenue, adjusted and Total Unit Revenue Per Available Seat Mile ("TRASM"), adjusted. We adjust total revenue and TRASM for third-party refinery sales and the impact of Delta Private Jets for the reasons described above under the heading CASM-Ex.

	Three Months Ended			Year Ended
	(Projected)
(in billions)	December 31, 2021		December 31, 2019	December 31, 2019	December 31, 2014
Total revenue	$	~9.6	$11.4	$47.0	$40.4
Adjusted for:
Third-party refinery sales		~(1.2)	(0.0)	(0.1)	–
Delta Private Jets adjustment		–	(0.1)	(0.2)	–
Total revenue, adjusted	$	~8.4	$11.4	$46.7	$40.4

Three Months Ended
(in cents)	September 30, 2021
TRASM	$16.93
Adjusted for:
Third-party refinery sales	(1.61)
TRASM, adjusted	$15.31

54

Non-GAAP Financial Measures

Operating Margin, adjusted. We adjust operating margin for MTM adjustments and settlements on hedges for the reason described below. We adjust for third-party refinery sales for the reason described above under the heading CASM-Ex.

•

MTM adjustments and settlements on hedges. Mark-to-market ("MTM") adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the applicable period.

	Year Ended			Average
	December 31, 2019	December 31, 2018	December 31, 2017
Operating margin	14.1%	11.8%	14.5%	13.5%
Adjusted for:
MTM adjustments and settlements on hedges	0.0%	(0.1)%	(0.6)%	(0.2)%
Third-party refinery sales	0.1%	0.2%	0.2%	0.2%
Operating margin, adjusted	14.2%	11.9%	14.0%	13.4%

55

Non-GAAP Financial Measures

Operating cash flow, adjusted. We present operating cash flow, adjusted because management believes adjusting for the following items provides a more meaningful measure for investors:

•	Hedge deferrals, including early settlements. During the March 2015 quarter, we effectively deferred settlement of a portion of our fuel hedge portfolio by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2015 and require approximately $300 million in cash payments in 2016. During the March 2016 quarter, we further deferred settlement of a portion of our hedge portfolio until 2017 by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2016 and require approximately $300 million in cash payments in 2017. Operating cash flow is adjusted to include the impact of these deferral transactions in order to allow investors to better understand the net impact of hedging activities in the periods shown.

•	Reimbursements from third parties related to build-to-suit facilities and other. Management believes investors should be informed that these reimbursements for build-to-suit leased facilities effectively reduce net cash provided by operating activities and related capital expenditures.

•	Pension plan contribution. In 2017, we contributed $2 billion to our pension plans using net proceeds from our debt issuance. We adjusted operating cash flow to exclude this contribution to allow investors to understand the cash flows related to our core operations in the periods shown.

	Year Ended			Average
(in billions)	December 31, 2019	December 31, 2018	December 31, 2017
Net cash provided by operating activities	$8.4	$7.0	$5.0	$6.8
Adjusted for:
Hedge deferrals, including early settlements	–	–	(0.2)	(0.1)
Reimbursements from third parties related to build-to-suit leased facilities and other	0.1	(0.1)	–	–
Pension plan contribution	–	–	2.0	0.7
Net cash provided by operating activities, adjusted	$8.5	$6.9	$6.8	$7.4

56

Non-GAAP Financial Measures

Adjusted Net Debt.  Delta uses adjusted total debt, including aircraft rent, in addition to adjusted debt and finance leases, to present estimated financial obligations Delta reduces adjusted total debt by cash, cash equivalents and short-term investments, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company's overall debt profile.

(in billions)	(Projected) December 31, 2021
Debt and finance lease obligations	~27
Plus: sale-leaseback financing liabilities	~2
Adjusted debt and finance lease obligations	~29
Plus: 7x last twelve months' aircraft rent	~3
Adjusted total debt	~32
Less: cash, cash equivalents and short-term investments	~(11)
Adjusted net debt	~21

57

Non-GAAP Financial Measures

Adjusted Debt to Earnings Before Interest, Taxes, Depreciation, Amortization and Rent ("EBITDAR"). We present adjusted debt to EBITDAR because management believes this metric is helpful to investors in assessing the company's overall debt profile. Adjusted debt includes operating lease liabilities. We calculate EBITDAR by adding depreciation and amortization to GAAP operating income and adjusting for the fixed portion of operating lease expense.

	Year Ended			Average
(in billions)	December 31, 2019	December 31, 2018	December 31, 2017
Debt and finance lease obligations	$11	$9	$9	$10
Plus: Operating lease liability	6	7	11	8
Adjusted Debt	$17	$16	$20	$18

	Year Ended			Average
(in billions)	December 31, 2019	December 31, 2018	December 31, 2017
Operating income	$7	$5	$6	$6
Adjusted for:
Depreciation and amortization	2	2	2	2
Fixed portion of operating lease expense	1	1	2	1
EBITDAR	$10	$8	$10	$9

Adjusted Debt to EBITDAR, adjusted	1.7x	1.9x	2.0x	2.0x

58

Non-GAAP Financial Measures

Capital Expenditures, net. We adjust capital expenditures for the following items to determine capital expenditures, net for the reasons described below:

•	Financed aircraft acquisitions. This adjusts capital expenditures to reflect aircraft deliveries that are leased as capital expenditures. The adjustment is based on their original contractual purchase price or fair value.

•	Net cash flows related to certain airport construction projects. Cash flows related to certain airport construction projects are include in capital expenditures. We have adjusted for these items, which were primarily funded by cash restricted for airport construction, to provide investors a better understanding of the company's capital expenditures that are core to our operations in the periods shown.

	Year Ended
	(Projected)
(in billions)	December 31, 2021		December 31, 2020	December 31, 2019	December 31, 2018	December 31, 2017	2017-2019 Average
Flight equipment, including advance payments	$	~1.6	$0.9	$3.3	$3.7	$2.7	$3.3
Ground property and equipment, including technology		~1.6	1.0	1.6	1.4	1.2	1.4
Adjusted for:
Financed aircraft acquisitions		~0.6	0.8	0.8	0.5	1.1	0.8
Net cash flows related to certain airport construction projects		~(0.9)	(0.4)	(0.4)	(0.4)	(0.2)	(0.4)
Net cash provided by operating activities, adjusted	$	~2.9	$2.2	$5.3	$5.2	$4.8	$5.1

59